Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2017 Long-Term Incentive Plan of Hess Midstream LP of our report dated December 17, 2019, with respect to the supplemental consolidated combined financial statements of Hess Midstream LP included in its Current Report on Form 8-K dated December 17, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Houston, Texas
December 20, 2019